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                                                                    EXHIBIT 23.A

                    CONSENT OF RAUSCHER PIERCE REFSNES, INC.
                           CONCERNING USE OF OPINION

     We hereby consent to the use of our opinion as set forth in Annex B to the Proxy Statement/Prospectus and to the use of our name under the caption "The Merger -- Background of the Merger," "-- Reasons for the Merger; Recommendation of Eastex Board" and "-- Opinion of Financial Advisor to Eastex."

RAUSCHER PIERCE REFSNES, INC.

Houston, Texas
August 14, 1995